For Release May 9, 2007 at 4:00 p.m. EDT

Palatin Technologies, Inc. Reports Fiscal Year 2007 Third Quarter Results;
Conference Call and Webcast May 10, 2007 at 10:00 a.m. EDT

CRANBURY, NJ – May 9, 2007 – Palatin Technologies, Inc. (AMEX: PTN) today announced financial results for the third quarter ended March 31, 2007. Total revenues in the quarter were $3.1 million, compared to $5.0 million for the same period in 2006. Palatin reported a net loss of $6.7 million, or $(0.09) per share, for the quarter ended March 31, 2007, compared to a net loss of $7.6 million, or $(0.13) per share, for the same period in 2006. Research and development expenses related to the Company’s bremelanotide development program and reimbursement revenue from its strategic collaboration partner, King Pharmaceuticals, Inc. (King), for its share of those expenses, decreased in the current quarter compared to the prior-year period.

LICENSES, GRANTS AND CONTRACTS

In the quarter ended March 31, 2007, the Company recognized revenue from licenses, grants and contracts of $3.1 million, including $2.5 million of cost reimbursements and deferred revenues from King pursuant to the companies’ collaboration agreement for bremelanotide. Bremelanotide is the Company’s drug under development for the treatment of erectile dysfunction (ED) and female sexual dysfunction (FSD).

The Company also recognized $0.5 million of research funding and license revenue from AstraZeneca AB related to the companies’ January 2007 licensing and research collaboration agreement for the discovery, development and commercialization of small molecule compounds that target melanocortin (MC) receptors for treatment of obesity, diabetes and related metabolic syndrome. As of March 31, 2007, the Company has deferred the recognition of $9.7 million of the $10.0 million up-front license fees received from AstraZeneca and will recognize those amounts over the term of the agreement.

In the quarter ended March 31, 2006, revenue from licenses, grants and contracts was $5.0 million, primarily reflecting higher reimbursable bremelanotide costs incurred by Palatin in the period.

COSTS AND EXPENSES

Total operating expenses for the quarter ended March 31, 2007 were $10.2 million, compared to $12.8 million for the same period in 2006, as research and development expenses in the period decreased to $8.1 million in the current quarter from $11.0 million in the comparable period of the prior year. Lower expenses related to the Company’s bremelanotide development program were partially offset by increased spending on its other development programs. The Company completed two Phase 2 clinical studies of bremelanotide in ED patients earlier in the fiscal year and, with King, is currently preparing for an end-of-Phase 2 meeting with the FDA.

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CASH POSITION

Palatin’s cash, cash equivalents and investments totaled $42.9 million as of March 31, 2007, compared to $30.7 million at June 30, 2006. Under the January 2007 licensing and research collaboration agreement with AstraZeneca, the Company received an up-front payment of $10.0 million. In addition, in February 2007, the Company received net proceeds of $25.5 million from the sale of 13.75 million shares of common stock in an underwritten offering.

Palatin Technologies’ management will discuss the third quarter financial results and provide an update on corporate developments during a conference call and webcast tomorrow, on May 10, 2007 at 10:00 a.m. EDT.

RECENT HIGHLIGHTS

•	In January 2007, the Company entered into an exclusive global licensing and research collaboration agreement with AstraZeneca to discover, develop and commercialize small molecule compounds that target MC receptors for treatment of obesity, diabetes and related metabolic syndrome. The collaboration is based on the Company’s MC receptor obesity program and includes access to compound libraries, core technologies and expertise in MC receptor drug discovery and development.

Under the terms of the agreement, the Company received an upfront payment of $10 million from AstraZeneca and is eligible for milestone payments totaling up to $300 million, with up to $180 million contingent upon development and regulatory milestones and the balance on achievement of sales targets. In addition, the Company is eligible to receive royalties on sales of approved products. AstraZeneca will assume responsibility for product commercialization, product discovery and development costs, with both companies contributing scientific expertise in the research collaboration.

•	In February 2007, the Company completed the sale of 13.75 million shares of its common stock in an underwritten offering at $2.00 per share, for $27.5 million in gross proceeds, before commissions and expenses. The net proceeds to Palatin were $25.5 million. The shares of common stock offered by Palatin were issued pursuant to effective shelf registration statements on Form S-3.

Conference Call and Webcast Access Information

•	Q3-Fiscal Year 2007 Conference Call - Live	5/10/2007 at 10:00 a.m. EDT
	Domestic Dial-In Number	1-800-562-8369
	International Dial-In Number	1-913-312-1299

•	Q3-Fiscal Year 2007 Conference Call - Replay	5/10-5/17/2007
	Domestic Dial-In Number	1-888-203-1112
	International Dial-In Number	1-719-457-0820
	Enter Pass Code I.D. #	1285245

•	Webcast Live and Replay Access	www.palatin.com

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About Palatin Technologies
Palatin Technologies, Inc. is a biopharmaceutical company focused on discovering and developing targeted, receptor-specific small molecule and peptide therapeutics. The Company’s lead product candidate, bremelanotide, is currently in Phase 2 clinical trials for both male and female sexual dysfunction. The Company’s internal research and development capabilities, anchored by its proprietary MIDAS™ technology, are fueling product development. Palatin’s strategy is to develop products and then form marketing collaborations with industry leaders in order to maximize their commercial potential. To date, the Company has entered into collaborations with AstraZeneca, King Pharmaceuticals and Mallinckrodt. For additional information regarding Palatin, please visit Palatin Technologies’ website at http://www.palatin.com.

Forward-looking Statements
Statements about the Company’s future expectations, including statements about its development programs, proposed indications for its product candidates, pre-clinical activities, marketing collaborations, and all other statements in this document other than historical facts, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. Palatin’s actual results may differ materially from those discussed in the forward-looking statements for various reasons, including, but not limited to, the Company’s ability to fund development of its technology, ability to establish and successfully complete clinical trials and pre-clinical studies and the results of those trials and studies, dependence on its partners for certain development activities, need for regulatory approvals and commercial acceptance of its products, ability to recommence marketing and gain commercial acceptance of NeutroSpec, ability to protect its intellectual property, and other factors discussed in the Company’s periodic filings with the Securities and Exchange Commission. The Company is not responsible for updating for events that occur after the date of this press release.

Contacts: For Palatin Technologies:	For Institutional Investors and Media:

Stephen T. Wills, CPA, MST	Carney Noensie
EVP-Operations / Chief Financial Officer	Burns McClellan
(609) 495-2200	(212) 213-0006
info@palatin.com	cnoensie@burnsmc.com

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PALATIN TECHNOLOGIES, INC.
Consolidated Statements of Operations
(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2007	2006	2007	2006
REVENUES:
Royalties	$ -	$ -	$ -	$ 1,508,862
Licenses, grants and
contracts	3,090,036	5,045,025	11,768,247	13,267,079
Total revenues	3,090,036	5,045,025	11,768,247	14,775,941

OPERATING EXPENSES:
Cost of product sales	-	-	-	2,041,175
Royalties	-	-	-	299,995
Research and development	8,128,584	10,954,466	29,821,764	29,639,751
General and administrative	2,021,734	1,838,967	5,239,142	5,022,069
Total operating expenses	10,150,318	12,793,433	35,060,906	37,002,990

Loss from operations	(7,060,282)	(7,748,408)	(23,292,659)	(22,227,049)

OTHER INCOME (EXPENSE):
Investment income	348,337	155,677	899,711	496,917
Interest expense	(9,223)	(9,375)	(32,411)	(17,477)
Total other income, net	339,114	146,302	867,300	479,440

Loss before income taxes	(6,721,168)	(7,602,106)	(22,425,359)	(21,747,609)
Income tax benefit	-	-	778,308	666,275

NET LOSS	$ (6,721,168)	$ (7,602,106)	$ (21,647,051)	$ (21,081,334)

Basic and diluted net loss per
common share	$ (0.09)	$ (0.13)	$ (0.30)	$ (0.37)

Weighted average number of
common shares outstanding
used in computing basic
and diluted net loss per
common share	78,052,712	59,339,220	73,329,042	57,503,198

PALATIN TECHNOLOGIES, INC.
Consolidated Balance Sheets
(unaudited)

	March 31, 2007	June 30, 2006
ASSETS
Current assets:
Cash and cash equivalents	$ 40,576,297	$ 28,333,211
Available-for-sale investments	2,338,417	2,330,834
Accounts receivable	415,014	69,591
Prepaid expenses and other current assets	815,059	1,453,650
Total current assets	44,144,787	32,187,286
Property and equipment, net	6,350,181	6,347,705
Restricted cash	475,000	475,000
Other assets	856,103	1,037,296
Total assets	$ 51,826,071	$ 40,047,287

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Capital lease obligations and notes payable, current portion	$ 214,104	$ 86,564
Accounts payable	3,104,708	3,092,962
Accrued expenses	3,612,133	4,466,428
Accrued compensation	433,750	803,900
Deferred revenue, current portion	4,960,771	3,995,575
Total current liabilities	12,325,466	12,445,429

Capital lease obligations and notes payable, net of current portion	335,981	229,585
Deferred rent, net of current portion	2,021,436	2,358,550
Deferred revenue, net of current portion	13,031,778	6,713,942
Total liabilities	27,714,661	21,747,506

Commitments and contingencies (Note 8)

Stockholders' equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized:
Series A Convertible; 9,997 shares issued and outstanding as of
March 31, 2007 and June 30, 2006	100	100
Common stock, $0.01 par value, 150,000,000 shares authorized,
84,927,712 and 70,878,521 shares issued and outstanding as of
March 31, 2007 and June 30, 2006, respectively	849,277	708,785
Additional paid-in capital	205,399,781	178,089,176
Accumulated other comprehensive loss	(47,153)	(54,736)
Accumulated deficit	(182,090,595)	(160,443,544)
Total stockholders' equity	24,111,410	18,299,781
Total liabilities and stockholders' equity	$ 51,826,071	$ 40,047,287